Exhibit 10.16


                         INDEMNITY AND RELEASE AGREEMENT

         This Indemnity and Release Agreement (the "Agreement") is entered into as of the16th day of February 2004, by and among P.D.C. Innovative Industries, Inc., a Nevada corporation ("PDC"), Ragin' Ribs, Inc., a Florida corporation and wholly-owned subsidiary of PDC ("RRI"), and Fern Marlene Kennedy ("Kennedy").

         WHEREAS, concurrent with the execution of this Agreement by all of the parties hereto, Kennedy is waiving any and all accrued salary, if any, which may be due and owing to her by PDC and/or any subsidiary thereof, any and all other compensation, if any and however characterized, which may be due and owing to Kennedy by PDC and/or any subsidiary thereof, and waiving the repayment of any and all loans (including principal and interest thereon), if any, accrued expenses, and all other debt, if any, however characterized, which may be due and owing to Kennedy or previously made by Kennedy to PDC and/or any subsidiary thereof which have not been repaid as of the date hereof (collectively, the "Waiver");

         NOW THEREFORE, in consideration of such Waiver by Kennedy, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of PDC and RRI, each of PDC and RRI agree jointly and severally to:

         Indemnify and hold harmless Kennedy, and her personal representatives, heirs, successors and assigns for a period of three (3) years following the execution of this Agreement from and against any and all claims, damages and liabilities, including reasonable attorneys' fees and costs in connection with and/or arising from any and all claims, actions and/or proceedings that may be asserted or commenced by any person(s) and/or entity/entities against Kennedy and/or her personal representatives, heirs, successors and assigns in connection with and/or relating in any manner whatsoever to PDC and/or any subsidiary thereof, and/or its/their past, present and/or future business and operations and/or her association therewith in any and all capacities whatsoever (including, but not limited to, any officer, director and/or employee position(s)), subject to the indemnification provisions, if any, in: (x) PDC's Certificate of Incorporation, as amended, and Bylaws, as amended, and as otherwise provided by applicable law; and (y) RRI's Articles of Incorporation, as amended, Bylaws, and as otherwise provided by applicable law.

         Hereby remise, release, acquit, satisfy, and forever discharge Kennedy and her personal representatives, heirs, successors and assigns, as the case may be, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which each of PDC, RRI and each of their respective subsidiaries ever had, now has, or hereafter can, shall or may have, and/or which any personal representative, successor, heir or assign of which each of PDC, RRI and each of their respective subsidiaries ever had, now has, or hereafter can, shall or may have, against Kennedy, and/or her personal representatives, heirs, successors and assigns, as the case may be, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof in connection with and/or relating

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in any manner whatsoever to PDC, RRI and each of their respective subsidiaries, and/or its/their past, present and/or future business and operations and/or her association therewith in any and all capacities whatsoever (including, but not limited to, any officer, director and/or employee position(s)), and any and all known and unknown, seen and unforeseen claims and damages and the consequences thereof, resulting from her association with PDC and or any of its subsidiaries in any capacity whatsoever (including, but not limited to, any officer, director and/or employee position(s)), subject to the indemnification provisions, if any, in: (x) PDC's Certificate of Incorporation, as amended, and Bylaws, as amended, and as otherwise provided by applicable law; and (y) RRI's Articles of Incorporation, as amended, Bylaws, and as otherwise provided by applicable law.

         This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective personal representatives, heirs, successors and assigns, as the case may be. Each of the parties hereto hereby agree that this Agreement and each of PDC's and RRI's respective obligations hereunder shall not be assignable without the prior written consent of all of the other parties hereto, which consent may be withheld in each of such other parties' sole discretion and without any liability to any such party.

         Each of PDC and RRI hereto represents and warrants that it has not previously assigned, transferred or purported to assign or transfer to any person and/or entity any claim of any type whatsoever herein released and/or discharged; claims herein released and/or discharged constitute all the matters which have been, are, or could be asserted now or in the future by each of PDC and RRI against Kennedy.

         This Agreement shall be governed in all respects solely by the laws of the State of Florida without respect to conflict or choice of law principles. Jurisdiction and venue in connection with any action and/or proceeding relating to or arising out of this Agreement shall be solely in the federal and/or state courts located in Broward County, Florida. In the event of any action and/or proceeding relating hereto or arising hereunder, the parties hereto agree to submit any such action and/or proceeding solely to the exclusive jurisdiction and venue of the federal and/or state courts located in Broward County, Florida. Each of the parties hereto willingly and knowingly waives his/her/its right to a trial by jury in any such action and/or proceeding. The prevailing party in any such action and/or proceeding shall be entitled to recover his/her/its reasonable attorney's fees and costs from the other party.

         In the event one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality and enforceability of any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein, provided that this Agreement as so modified preserves the basic intent of the parties.

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         As each of the parties hereto has had the opportunity to review this
Agreement and its terms and conditions with their respective counsel, the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

         This Agreement may be executed in counterparts and via telecopier, which when taken together shall constitute a single agreement.

         Each of the undersigned have hereunto executed this Agreement as of the date set forth above.

P.D.C. Innovative Industries, Inc.,                  Ragin' Ribs, Inc.,
a Nevada corporation                                 a Florida corporation


By: /s/ James Cheatham                               By: /s/ Paul Smith
   -------------------------                            --------------------
   James Cheatham, Chief Executive Officer              Paul Smith, President



/s/ Fern Marlene Kennedy
----------------------------
Fern Marlene Kennedy


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